                                                                      EXHIBIT 21

                    SUBSIDIARIES OF ARCH CHEMICALS, INC./1/
                           (as of December 31, 1998)


    N.B. This list was prepared assuming the Distribution had occurred on
    ---------------------------------------------------------------------

                               December 31, 1998
                               -----------------

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Subsidiary                                      Jurisdiction            Percentage of Direct/
----------                                      ------------            ---------------------
                                                Where Organized         Indirect Ownership
                                                ---------------         ------------------
                                                                        by Arch of Voting
                                                                        -------------------
                                                                        Securities
                                                                        ----------
---------------------------------------------------------------------------------------------
Doe Run Gas Transmission Company                   Kentucky                 100%
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Etoxyl, C.A./2/                                    Venezuela                100%
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Hydrochim, S.A                                     France                   100%
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Hyrdomen Espana, S.L                               Spain                    100%
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N.V. Olin Hunt Specialty Products/3/               Belgium                  100%
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N.V. Olin Hunt Trading/4/                          Belgium                  100%
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Olin Asia Holdings, Ltd./5/                        Republic of Mauritius    100%
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Olin Brasil Ltda./6/                               Brazil                   100%
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Arch Chemicals Canada, Inc.                        Canada                   100%
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Olin Chemicals B.V./7/                             The Netherlands          100%
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Olin Chemicals (Suzhou) Co., Ltd./8/               People's Republic of     100%
                                                   China
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Olin Electronic Chemicals, Inc./9/                 Pennsylvania             100%
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Olin GmbH/10/                                      Germany                  100%
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Olin Hunt Specialty Products, Inc./11/             Delaware                 100%
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Olin Industrial (Hong Kong) Limited/12/            Hong Kong                100%
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Olin Japan, Inc./13/                               Japan                    100%
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Olin Kimya, A.S./14/                               Turkey                    98.85%
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Olin Microelectronic Chemicals, Inc./15/           Delaware                 100%
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Olin Microelectronic Materials AG/16/              Switzerland              100%
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Olin Microelectronic Materials GmbH/17/            Germany                  100%
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Olin Microelectronic Materials Limited/18/         United Kingdom           100%
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

------------------------
 /1/ There are omitted from the following list the names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
 /2/ Name to be changed to Arch Quimica Andina
 /3/ Now  known as Arch Electronic Chemicals N.V.
 /4/ Now known as Arch Trading N.V.
 /5/ Now known as Arch Asia Holdings, Ltd.
 /6/ Now known as Arch Quimica Brasil Ltda.
 /7/ Now known as Arch Chemicals B.V.
 /8/ Now known as Arch Chemicals (Suzhou) Co., Ltd.
 /9/ Now known as Arch Electronic Chemicals, Inc.
/10/ Now known as Arch Chemicals GmbH
/11/ Now known as Arch Chemicals Specialty Products, Inc.
/12/ Now known as Arch Chemicals (Hong Kong) Limited
/13/ Now known as Arch Chemicals Japan, Inc.
/14/ Name to be changed to Arch Kimya, A.S.
/15/ Now known as Arch Specialty Chemicals, Inc.
/16/ Now known as ARCH Chemicals AG
/17/ Now known as Arch Semiconductor Chemicals GmbH
/18/ Now known as Arch Semiconductor Chemicals Limited

---------------------------------------------------------------------------------------------
Subsidiary                                      Jurisdiction            Percentage of Direct/
----------                                      ------------            ---------------------
                                                Where Organized         Indirect Ownership
                                                ---------------         ------------------
                                                                        by Arch of Voting
                                                                        -------------------
                                                                        Securities
                                                                        ----------
---------------------------------------------------------------------------------------------
Olin Microelectronic Materials N.V./19/            Belgium                  100%
---------------------------------------------------------------------------------------------
Olin Microelectronic Materials S.A./20/            France                   100%
---------------------------------------------------------------------------------------------
Olin Overseas Finance N.V./21/                     Belgium                  100%
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Olin Pte. Ltd./22/                                 Singapore                100%
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Olin Quimica S.A./23/                              Delaware                 100%
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Olin Quimica S.A. de C.V./24/                      Mexico                   100%
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Olin S.A./25/                                      France                   100%
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Olin S.R.L/26/                                     Italy                    100%
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Olin (U.K.) Limited/27/                            United Kingdom           100%
---------------------------------------------------------------------------------------------
Superior Pool Products, Inc.                       Delaware                 100%
---------------------------------------------------------------------------------------------

------------------------
/19/ Now known as Arch Chemicals N.V.
/20/ Now known as Arch Semiconductor Chemicals S.A.
/21/ Name to be changed to Arch Overseas Finance N.V.
/22/ Now known as Arch Chemicals Singapore Pte. Ltd.
/23/ Now known as Arch Quimica De Venezuela S.A.
/24/ Now known as Arch Quimica S.A. de C.V.
/25/ Now known as Arch Chemicals S.A.
/26/ Now known as Arch Chemicals S.R.L.
/27/ Now known as Arch Chemicals Limited
EX21